CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the inclusion of our report dated October 22, 1998 on our audit of the financial statements of Golf Associated Fund in the Statement of Additional Information with respect to the Pre-Effective Amendment No. 1 to the Registration Statement (No. 333-56771) on Form N-1A under the Securities Act of 1933 of Golf Associated Fund. We also consent to the reference to our firm under the heading "Independent Accountants" in the Statement of Additional Information and prospectus.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, PA
October 22, 1998